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EXHIBIT 10.36.a

FIRST AMENDMENT TO SUBORDINATION AGREEMENT

        THIS AMENDMENT NUMBER ONE TO SUBORDINATION AGREEMENT (this "Amendment"), is entered into as of March 26, 2002 between BANK OF AMERICA, N. A., a national banking association (the "Bank"), and MRT Technology, LLC a California limited liability company doing business as Ritek Global Media ("Creditor"), with reference to the following recitals of fact:

        WHEREAS, Image Entertainment, Inc., a California corporation ("Borrower") and the Bank have entered into that certain Business Loan Agreement dated as of March 17, 1997, and that certain Business Loan Agreement, dated as of June 28, 2000 (collectively, as amended, restated, modified or supplemented from time to time, the "Loan Agreements"), pursuant to which the Bank has agreed to make certain loans to Borrower;

        WHEREAS, the Bank and Creditor entered into that certain Subordination Agreement dated March 13, 2001 (the "Subordination Agreement"), relating to amounts owed by Borrower to Creditor (as used herein, "Senior Debt" means the obligations of Borrower to the Bank, to which the Borrower's obligations to the Creditor have been subordinated pursuant to the Subordination Agreement);

        WHEREAS, Borrower and Creditor desire to enter into an amendment to the Optical Disc Replication Agreement, a copy of which is attached hereto as Exhibit A (the "Optical Disc Amendment"), providing for revisions to the repayment provisions of amounts owing by Borrower to Creditor;

        WHEREAS, Creditor and Borrower have asked the Bank to enter into this Amendment to permit such revisions as provided by the Optical Disc Amendment; and

        WHEREAS, Creditor hereby acknowledges the continued subordination to the Bank of the indebtedness owed to Creditor by Borrower, upon the terms and subject to the conditions set forth in the Subordination Agreement, as amended hereby.

        NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

SECTION 1    DEFINED TERMS.

        Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Subordination Agreement.

SECTION 2    AMENDMENT TO THE SUBORDINATION AGREEMENT.

        Section 4(a) of the Subordination Agreement is hereby amended and restated in its entirety to read as follows:

          "(a) Permitted Payments. Until all of the Senior Debt shall have been first paid, in full, in cash, or payment provided for in cash (or other consideration acceptable to the Bank in its sole discretion and agreed to by the Bank), Borrower shall not make and Creditor shall not accept any payments on any obligations of the Borrower to the Creditor or any claims made by Creditor against the Borrower, except for payments made in accordance with the provisions of Section 5(d) of the Optical Disc Replication Agreement as amended by the Optical Disc Amendment ("Permitted Principal Payment"), provided that at the time of any such Permitted Principal Payment (a) no default or event of default has occurred and is continuing under either of the Loan Agreements, and (b) no default or event of default under either of the Loan Agreements would result from the making of any such Permitted Principal Payment."

SECTION 3    REPRESENTATIONS AND WARRANTIES.

        Creditor hereby represents and warrants to the Bank that (a) the execution, delivery, and performance of this Amendment are within its limited liability company powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its governing documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, and (b) this Amendment constitutes Creditor's legal, valid, and binding obligation, enforceable against Creditor in accordance with its terms.

SECTION 4    CONDITIONS PRECEDENT TO AMENDMENT.

        The satisfaction of each of the following unless waived or deferred by the Bank in its sole discretion, shall constitute conditions precedent to the effectiveness of this Amendment and each and every provisions hereof:

        (1)  The Bank shall have received this Amendment duly executed by the Creditor, and the same shall be in full force and effect; and

        (a)  The Bank shall have received the Optical Disc Amendment (in the form attached hereto as Exhibit A) duly executed by the parties thereto, and the same shall be in full force and effect.

SECTION 1    FURTHER ASSURANCES.

        Creditor shall execute and deliver all agreements, documents, and instruments, in form and substance satisfactory to the Bank, and take all actions as the Bank may reasonably request from time to time fully to consummate the transactions contemplated under this Amendment and the Subordination Agreement, as amended by this Amendment.

SECTION 5    MISCELLANEOUS.

        (a)  Upon the effectiveness of this Amendment, each reference in the Subordination Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

        (b)  This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada.

        (c)  This Amendment can only be amended by a writing signed by both the Bank and Creditor.

        (d)  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.

        (e)  This Amendment reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

        (f)    The Subordination Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment of, any right, power, or remedy of Bank under the Subordination Agreement as in effect prior to the date hereof.

[Signature page follows.]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BANK OF AMERICA, N. A., a national banking association
By:	/s/ JODA L. GIBSON Name: Joda L. Gibson Title: Vice President
MRT TECHNOLOGY, LLC, a California Limited Liability Company
By:	/s/ MARY ANN FIALKOWSKI Name: Mary Ann Fialkowski Title: Executive Vice President

DEBTOR ACKNOWLEDGEMENT

Image Entertainment, Inc. (the "Borrower") has received a copy of, and has read, the foregoing First Amendment to Subordination Agreement. Borrower agrees to be bound by such agreement, and not to take any action that would breach or violate the terms thereof. Borrower consents to the execution, delivery, and performance of such agreement by the Bank and Creditor, and agrees that Borrower's obligations to the Bank and Creditor are not diminished by such agreement. Borrower acknowledges that it has no rights under the foregoing agreement and is not a third party beneficiary of such agreement.

Dated March 26, 2002:

IMAGE ENTERTAINMENT, INC., a California corporation
By:

Name:
Title:

Exhibit A

Amendment No. 1 to Optical Disc Replication and Loan Agreement.

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EXHIBIT 10.36.a
FIRST AMENDMENT TO SUBORDINATION AGREEMENT
Exhibit A